UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2013

Independence Realty Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2013, Independence Realty Operating Partnership, LP, or IROP, the operating partnership of Independence Realty Trust, Inc., or IRT, entered into a secured revolving credit agreement, or the credit agreement, with The Huntington National Bank. Subject to the terms and conditions of the credit agreement, IROP may borrow up to the lesser of $20.0 million, 60% of the total acquisition costs of all properties, or the borrowing base properties, acquired with advances under the credit agreement and an amount that would not cause IROP to exceed a defined debt service coverage ratio. Advances under the credit agreement bear interest at a defined daily fluctuating LIBO rate plus 2.75% per annum or a defined prime commercial rate. Each advance against a specific borrowing base property must be repaid within six months after the property first becomes a borrowing base property. IROP must also make mandatory principal payments from time to time if, due to any reduction in net operating income at a borrowing base property, the defined debt service coverage ratio is no longer satisfied for the pool of borrowing base properties to the extent necessary to remain in compliance with such ratio. The initial maturity date of the credit agreement when any outstanding advances must be repaid is October 25, 2016 and IROP will have the option to extend the credit agreement for 12 months upon its satisfaction of defined conditions. The credit agreement will be secured by the equity of any of IROP’s subsidiaries which own any borrowing base properties and guaranteed by those subsidiaries and by IRT.

The credit agreement contains customary financial and other covenants, representations and warranties and conditions precedent to each advance. The credit agreement contains events of default (subject to certain materiality thresholds and grace periods) customary for this type of transaction, including payment defaults; covenant breaches, failure to pay defined material indebtedness, bankruptcy or insolvency proceedings; a defined change of control or change of management .

The foregoing description of the credit agreement and IRT’s related guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the credit agreement and IRT’s related guaranty, which have been filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

October 28, 2013	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Secured Revolving Credit Agreement dated as of October 25, 2013 among Independence Realty Operating Partnership, LP, as borrower, and The Huntington National Bank, as lender.
10.2	Guaranty Agreement, dated as of October 25, 2013 made by Independence Realty Trust, Inc., as guarantor, to The Huntington National Bank and defined related creditors.